Exhibit 99.1

FOR IMMEDIATE RELEASE

June 2, 2021

First Busey Corporation Finalizes Acquisition of Cummins-American Corp. and Glenview State Bank

CHAMPAIGN, IL and GLENVIEW, IL—First Busey Corporation (“Busey”) (NASDAQ: BUSE), the holding company for Busey Bank, announced the completion of its acquisition of Cummins-American Corp. (“CAC”), the holding company for Glenview State Bank (“GSB”), effective May 31, 2021.  The transaction was previously announced on January 19, 2021.

Under terms of the definitive agreement, each share of CAC common stock issued and outstanding as of the effective date was converted into the right to receive 444.4783 shares of First Busey common stock and $14,173.96 in cash, which cash consideration amount reflects the adjustments made in accordance with the terms of the Merger Agreement.  In addition, as additional merger consideration received by CAC’s shareholders in the Merger, CAC paid a special dividend to its shareholders in the amount of $60 million, or $12,087.58 per share of CAC common stock, on May 28, 2021.  Based on Busey’s 20-day volume weighted average closing price of $25.66 on May 28, 2021, the implied per share purchase price was $37,666.85 with an aggregate transaction value of approximately $187.0 million.

Busey will operate GSB as a separate banking subsidiary of Busey until it is merged with Busey Bank, which is expected to occur in the second half of 2021.  At the time of the bank merger, GSB banking centers will become branches of Busey Bank.  The combined pro forma franchise will serve customers through 75 full-service locations, including 60 branches across Illinois, as well as 10 in Missouri, four in Florida, and one in Indiana, and will have combined assets of approximately $12.3 billion, $7.2 billion in gross loans, $10.2 billion in deposits and over $11.8 billion in wealth assets under management as of March 31, 2021.

Busey Chairman, President and Chief Executive Officer Van A. Dukeman said, “Being a strong, local community bank for the communities we serve remains a top priority to both Busey and Glenview State Bank.  We will advance our shared, longstanding commitments to supporting both team members and our customers and communities.  This partnership benefits our clients through enhanced capabilities and products while a growing, dynamic organization presents more professional growth opportunities for associates.  As a company, it provides us the resources to compete with our larger competitors while maintaining a community banking culture we believe shapes the future for our expanded presence in the greater Chicagoland market.”

The partnership enhances Busey’s existing deposit, commercial banking and wealth management presence in the Chicago-Naperville-Elgin, IL-IN-WI Metropolitan Statistical Area (MSA).  Through this transaction, Busey’s deposit share ranking improves from #32 to #20 in this MSA.  Chicagoland is the largest MSA in Illinois and the Midwest and includes the Illinois counties of Cook, DuPage, Will, McHenry, Grundy, Lake, Kane, Kendall, and DeKalb; Kenosha County in Wisconsin; and the Indiana counties of Lake, Porter, Jasper, and Newton.  Additionally, this partnership solidifies Busey Bank’s position as #14 in total deposit market share across the state of Illinois while positioning Busey Bank as #4 in deposit share for banks headquartered in Illinois.

Founded in 1921, GSB operated as a privately held, locally owned and operated commercial bank headquartered in Glenview, Illinois.  GSB employs 150 associates and has seven branch locations in the Chicagoland MSA: Glenview (4), Northbrook, Northfield, and Mount Prospect.  GSB is dedicated to its founding principles by being actively involved in the communities it serves and providing exceptional personal service delivered by experienced local professionals.  As of March 31, 2021, CAC had total consolidated assets of $1.5 billion, total loans of $454 million, total deposits of $1.3 billion, and wealth assets under care of $1.2 billion.

GSB President and Chief Executive Officer Paul A. Jones said, “We are proud to have served our customers and supported our communities for the past 100 years.  With Busey, GSB customers will continue to experience a community banking commitment while benefitting from an expanded array of sophisticated commercial, consumer, and wealth management services.  We are pleased this partnership maintains a focus on service excellence Glenview State Bank customers expect and deserve.”

Both companies support and value an engaged and empowered workforce and are committed to building a premier, service-oriented, community banking experience.  Busey has been named among American Banker’s Best Banks to Work For since 2016; voted as one of the Best Places to Work in Illinois by associates since 2016; listed among the 2018 and 2019 Best-In-State Banks for Illinois by Forbes—in addition to various wellness, training and development, philanthropic and other workplace awards.

Vedder Price P.C. served as legal counsel and Stephens Inc. served as financial advisor to Busey.  Barack Ferrazzano Kirschbaum & Nagelberg LLP served as legal counsel and Piper Sandler & Co. served as financial advisor to Cummins-American Corp.

Corporate Profile

As of March 31, 2021, First Busey Corporation (Nasdaq: BUSE) was a $10.76 billion financial holding company headquartered in Champaign, Illinois.

Busey Bank, the wholly-owned bank subsidiary of First Busey Corporation, had total assets of $10.74 billion as of March 31, 2021, and is headquartered in Champaign, Illinois.  Busey Bank currently has 53 banking centers serving Illinois, 10 banking centers serving Missouri, four banking centers serving southwest Florida, and one banking center in Indianapolis, Indiana.  Through Busey Bank’s Wealth Management division, the Company provides asset management, investment, and fiduciary services to individuals, businesses, and foundations.  As of March 31, 2021, assets under care were $10.69 billion.

Busey Bank owns a retail payment processing subsidiary, FirsTech, Inc., which processes approximately 28 million transactions for a total of $8.3 billion on an annual basis.  FirsTech, Inc. operates across all of North America, providing payment solutions which include, but are not limited to, electronic payments, mobile payments, phone payments, remittance processing, in person payments, and merchant services.  FirsTech, Inc. partners with 5,800+ agents across the U.S.  More information about FirsTech, Inc. can be found at firstechpayments.com.

Glenview State Bank is a wholly-owned bank subsidiary of First Busey Corporation acquired in the merger.  Headquartered in Glenview, Illinois, Glenview State Bank has 7 branch locations in the Chicago-Naperville-Elgin, IL-IN-WI MSA.

Busey has been named a Best Place to Work across the company footprint since 2016 by Best Companies Group.  We are honored to be consistently recognized by national and local organizations for our engaged culture of integrity and commitment to community development.

For more information about us, visit busey.com or gsb.com.

Special Note Concerning Forward-Looking Statements

Statements made in this document, other than those concerning historical financial information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance, and business of First Busey (the “Company”).  Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” or other similar expressions.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  A number of factors, many of which are beyond the Company’s ability to control or predict, could cause actual results to differ materially from those in the Company’s forward-looking statements.  These factors include, among others, the following: (i) the strength of the local, state, national, and international economy (including the impact of the new presidential administration); (ii) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics (including the COVID-19 pandemic in the United States), or other adverse external events that could cause economic deterioration or instability in credit markets; (iii) changes in state and federal laws, regulations, and governmental policies concerning the Company’s general business; (iv) changes in accounting policies and practices, including CECL; (v) changes in interest rates and prepayment rates of the Company’s assets (including the impact of the London Inter-bank Offered Rate phase-out); (vi) increased competition in the financial services sector and the inability to attract new customers; (vii) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (viii) the loss of key executives or associates; (ix) changes in consumer spending; (x) unexpected results of current and/or future acquisitions, which may include failure to realize the anticipated benefits of any acquisition and the possibility that the transaction costs may be greater than anticipated; (xi) unexpected outcomes of existing or new litigation involving the Company; and (xii) the economic impact of exceptional weather occurrences such as tornadoes, hurricanes, floods, and blizzards. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect its financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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